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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2005


                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)


            OHIO                          0-16540                34-1405357

(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


           201 SOUTH 4TH STREET, MARTINS FERRY, OHIO        43935-0010

           (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (740) 633-0445



         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS

Registrant's Common Stock, $1.00 par value, is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). This report hereby updates the description of Registrant's Common Stock.

The Registrant is an Ohio corporation. Its Amended Articles of Incorporation authorize the issuance of 10,000,000 shares of its Common Stock and 2,000,000 shares of its Preferred Stock. There are no conversion terms, sinking fund provisions, redemption rights or preemptive rights associated with Registrant's Common Stock. Upon receipt of consideration by the Registrant as fixed by Registrant's Board of Directors in an amount not less than the par value per share, each share of Common Stock issued is then fully paid and nonassessable. In the event of any liquidation of the Registrant, holders of the Common Stock will be entitled to share ratably in all assets available for distribution after payment of Registrant's liabilities, subject, however, to the rights of the holders of any Preferred Stock then outstanding. The Common Stock is subject to all of the terms and provisions of the Preferred Stock as established by the Board in accordance with Registrant's Amended Articles of Incorporation, as discussed more fully below. Following is a summary of other general rights of shares of Registrant's Common Stock.

o Dividend Rights. The holders of Registrant's Common Stock, are entitled to the payment of dividends when, as and if declared by the Board of Directors and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends.

o Voting Rights and Election of Directors. Subject to any future issuance of Preferred Stock and the terms thereof, as discussed more fully below, holders of Registrant's Common Stock possess exclusive voting rights with respect to the capital stock of the Registrant. Each holder is entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of holders of Common Stock. Holders of Common Stock do not have cumulative voting rights in the election of Directors. Registrant's Directors are elected by a plurality of the votes cast by the holders of Common Stock entitled to vote in the election. Registrant's Amended Code of Regulations classifies the Registrant's Board of Directors into two classes as nearly equal in number as possible, with approximately one-half of the Directors elected at each annual meeting. At such time as Registrant's Board of Directors has nine or more members, it shall be classified into three classes as nearly equal in number as possible, with approximately one-third of the Directors elected at each annual meeting. Registrant currently has only seven Directors.

o Restrictions on Alienation. No restrictions on alienation of Registrant's Common Stock are imposed by Registrant's Amended Articles of Incorporation or Amended Code of Regulations. However, in some instances, the Registrant may impose restrictions on the sale or other transfer of its Common Stock to the extent necessary to assure compliance with federal and state securities laws and regulations.

o Preferred Stock. The Registrant's Amended Articles of Incorporation authorize a class of 2,000,000 preferred shares. The Board of Directors is authorized, without further




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     shareholder approval, to issue preferred shares on the terms that the Board determines appropriate, in its discretion. The Board is able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares. The preferred shares may be issued with voting or conversion rights which could adversely affect the voting power of the holders of common shares. The availability of authorized but unissued preferred shares potentially discourages third parties from attempting to gain control of the Registrant, since the Board of Directors could authorize the issuance of preferred shares in a private placement or otherwise to one or more persons. The issuance of these shares could also dilute the voting power of a person attempting to acquire control of the Registrant, increase the cost of acquiring control or otherwise hinder the efforts of the other person to acquire control. Such shares also could be used to adopt a shareholder rights plan to attempt to avoid an undesirable takeover of the Registrant.

o Preemptive Rights. Pursuant to Registrant's Amended Articles of Incorporation, shareholders do not have the preemptive right to subscribe to additional shares of common stock when issued by Registrant, unless specifically provided by the Registrant's Board of Directors in an offering of the Registrant's Shares. Preemptive rights permit a shareholder to purchase their pro rata share of an offering by Registrant, subject to certain exceptions and limitations provided by law.

o Removal of Directors. Directors may be involuntarily removed from office before their term expires only for cause, and only if holders of at least 75% of the Registrant's Common Stock vote in favor of removal at a meeting of shareholders.

o Special Shareholders Meetings. A special shareholder meeting may only be called by the Chairman of the Board of Directors, the President of the Registrant, the Board of Directors or holders of at least 50% of the outstanding Common Stock.

o Restrictions on Business at Shareholder Meetings. Generally, business at the Registrant's shareholders meetings is restricted to: (i) the purpose or purposes of the meeting described in the notice; (ii) business that the Board of Directors wishes to be taken up at the meeting: or (iii) business which is brought before the meeting pursuant to a timely written notice to the corporate Secretary of the Registrant by one or more shareholders. A notice is deemed timely if it is received at the Registrant's executive offices between 90 and 60 days prior to the meeting date. The required contents of the notice by the shareholder are contained in the Amended Code of Regulations and must be strictly complied with in order for a shareholder proposal to be considered.

o Amendments to Articles and Code. Each of the Amended Articles of Incorporation and the Amended Code of Regulations require a majority vote of the outstanding shares to make most amendments thereto. However, the Amended Articles of Incorporation and Amended Code of Regulations increase the percentage of voting shares outstanding required to change or modify the application of certain provisions of the Amended Articles of Incorporation and Amended Code of Regulations without specified prior approvals by the Registrant's Board of Directors. These provisions include Sections 6, 8, 9, 33 or 34 of the Amended Code of Regulations and Article Ninth of the Amended Articles of Incorporation (discussed below).



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o    Super Vote and Fair Price Provisions. Article Ninth of Registrant's Amended
     Articles of Incorporation contains "Fair Price" and "Super Vote" provisions. These provisions require the affirmative vote of 80% of the Registrant's outstanding voting power to approve certain business transactions (such as mergers or disposition of substantially all of its assets) involving an "interested shareholder", defined as another person or entity owning ten percent or more of the outstanding capital stock of the Registrant, unless first approved by two-thirds of the Registrant's Directors not affiliated with the interested shareholder. The Articles of Incorporation also require the approval of 66-2/3% of the outstanding shares, exclusive of shares held by the interested shareholder, or the payment of a "fair price," as defined in the Articles of Incorporation, for any shares acquired by an interested shareholder unless approved by two-thirds of the Directors who are not affiliated with the interested shareholder. The intent of these provisions is to attempt to force any proposed acquirer of the Registrant to negotiate with the Board of Directors.

o Merger Moratorium Statute. The Registrant is also subject to a set of provisions under Ohio law, which is referred to as the "Merger Moratorium Statute." The Merger Moratorium Statute regulates certain business combinations between a "public company" and an "interested shareholder" such as mergers or disposition of substantially all of the Registrant's assets. Subject to certain exceptions, these transactions are prohibited for a three-year period. Prior to the end of the three-year period, a prohibited transaction may take place provided certain conditions are satisfied. Registrant's Amended Code of Regulations provides that the Registrant is not subject to the terms of the Ohio Control Share Acquisition Statute.

Some of the provisions described above could have the effect of delaying, deferring or preventing a change in control of the Registrant.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

         Dated:   February 28, 2005


                                                  /s/ Randall M. Greenwood
                                                  ---------------------------
                                                  Randall M. Greenwood
                                                  Senior Vice President and CFO